Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into by and between Mannatech Incorporated (the “Company”) and Stephen D. Fenstermacher (the “Employee”), and is effective as of June 14, 2006 (“Effective Date”). The Company desires to employ the Employee, and the Employee desires to be employed by the Company. Therefore, in consideration of the mutual promises and agreements contained herein, the Company and the Employee (collectively, the “Parties”) hereby agree as follows:

SECTION 1.

EMPLOYMENT

1.1 Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, for the period and upon the terms and conditions contained in this Agreement.

1.2 Office and Duties. The Employee shall serve as Senior Vice President & Chief Financial Officer (collectively, the “CFO”) of the Company, with the authority, duties and responsibilities described herein and those customarily incident to such office. The Employee shall report directly to the Company’s Chief Executive Officer (the “CEO”) and shall perform such services, duties and responsibilities commensurate with his position as may from time to time be assigned to him by the Audit Committee of the Board of Directors or by the CEO.

1.3 Performance. During his employment under this Agreement, the Employee shall devote on a full-time basis all of his time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company. The Employee may, however, engage in civic, charitable, and professional or trade activities so long as those activities do not interfere with the performance of his duties hereunder. The Employee shall comply with the employee policies and written manuals of the Company that are applicable generally to executive employees of the Company, as they exist and/or are modified from time to time. In the event of conflict or inconsistency between this Agreement and the employee policies and written manuals of the Company, the terms of this Agreement shall govern. The Employee shall not work either on a part-time or independent contractor basis for any other business or enterprise during the Term of Employment.

1.4 Place of Work. The Employee shall perform services under this Agreement at the Company’s principal office in the City of Coppell, Dallas County, Texas, and at such other place or places as the Employee’s duties and responsibilities may require.

1.5 Directors’ and Officers’ Liability Insurance. The Company shall maintain director and officer liability insurance covering acts or omissions by the Employee in the performance of his duties to the Company under this Agreement as CFO and, if he serves as such, as a director of the Company. The Company shall maintain such insurance in effect during the Term of Employment (including any extensions of the Term of Employment). Such insurance coverage shall be in reasonable amounts and shall contain such other reasonable terms and conditions as shall be established by the Company.

1.6 Indemnity. As of the Effective Date, the Company shall defend, indemnify and hold harmless the Employee against all claims, actions, lawsuits, judgments, penalties, fines, settlements and reasonable expenses that are filed, pursued, or otherwise sought by third parties, as applicable, in any proceeding resulting from the performance of the Employee’s duties to the Company as CFO under this Agreement, as follows:

a. Right to Indemnification. In the event that the Employee was or is made a party or was or is threatened to be made a party to or was or is involved or called as a witness in any action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that the Employee in good faith believes may lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a “Proceeding”), by reason of the fact that he was, is or had agreed to become a director, officer, employee, agent or fiduciary of the Company, the Employee shall be indemnified and held harmless by the Company to the fullest extent permitted under applicable law, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Company was permitted to provide prior to such amendment) against all expenses (including reasonable attorneys’ fees and all other costs, expenses, liabilities, obligations and disbursements in connection with investigating, prosecuting, defending, preparing to prosecute and defend, or being a witness or other participant in any Proceeding), liabilities and losses (including, but not limited to, judgments, fines and amounts paid for or to be paid in settlement) incurred or suffered by the Employee in connection with any Proceeding (collectively, “Expenses”), provided however, that, except as provided in Section 1.6(e) hereof, the Company shall indemnify the Employee in connection with a Proceeding (or part thereof) initiated by the Employee only if such Proceeding (or part thereof) was authorized by the Board.

b. Expenses. Expenses incurred by the Employee in defending or otherwise being involved in a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by the Employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified hereunder; provided however, that in connection with a Proceeding (or part thereof) initiated by the Employee, except as provided in Section 1.6(e) hereof, the Company shall pay such Expenses in advance of the final disposition only if such Proceeding (or part thereof) was authorized by the Board. The Parties agree and the Undertaking shall provide that if the Employee has commenced Proceedings in a court of competent jurisdiction to secure a determination that he should be indemnified hereunder, he shall not be obligated to repay the Company, as the case may be, during the pendency of such Proceeding.

c. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that the Employee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any Proceeding or in the defense of any claim, issue or matter therein, the Employee shall be indemnified hereunder against all Expenses incurred by or on behalf of the Employee in connection therewith.

d. Notice. The Employee shall, as a condition precedent to the Employee’s right to be indemnified hereunder, give the Company notice in writing as soon as practicable of any Proceeding for which indemnification will or could be sought under this Agreement.

e. Protection of Rights. If a claim under this Agreement or under any other agreement providing indemnification to the Employee by the Company (“Other Agreement”) is not promptly paid in full by the Company after a written Claim has been received by the Company, or if Expenses pursuant to this Agreement or any Other Agreement have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or the advancement of Expenses. If successful, in whole or in part, in such suit, the Employee shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the Company) that the Employee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify the Employee for the amount claimed, but the burden of proving such defense shall be on the Company.

f. No Presumption. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Employee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification or contribution is not permitted by applicable law.

g. Non-Exclusivity of Rights. The rights conferred on the Employee by this Agreement shall not be exclusive of any other right which the Employee may have or hereafter acquire under any statute, provision of the Company’s certificate of incorporation or by-laws, other agreement, vote of stockholders or directors or otherwise.

h. Selection of Counsel. In the event that the Company shall be obligated hereunder to pay the Expenses of any Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by the Employee, which approval shall not be unreasonably withheld, upon the delivery to the Employee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Employee and the retention of such counsel by the Company, the Company will not be liable to the Employee under this Agreement for any fees of counsel subsequently incurred by the Employee with respect to the same Proceeding; provided; however, that, (i) the Employee shall have the right to employ his own counsel in any such Proceeding at the Employee’s expense and (ii) if (A) the employment of counsel by the Employee has been previously authorized by the Company, (B) the Employee shall have reasonably concluded that there is a conflict, of interest between the Company and the Employee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses of the Employee’s counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against the Employee without the consent of the Employee.

i. Subrogation. In the event of any payment under this Section 1.6 to the Employee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Employee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including execution of such documents as are necessary to enable the Employee to bring suit to enforce such rights.

j. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Employee for Expenses resulting from acts, omissions or transactions for which the Employee is prohibited from receiving indemnification under applicable law.

k. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of Expenses to the extent the Employee has otherwise actually received payment under any insurance policy, statute, provision of the Company’s certificate of incorporation or by-laws, other agreement, vote of stockholders or directors or otherwise of the amounts otherwise indemnifiable.

1. Partial Indemnification. If the Employee is entitled under any part of this Agreement to indemnification for some or a portion of Expenses incurred in connection with any Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Employee for the portion of such Expenses to which the Employee is entitled.

1.7 Exclusive Employment. Without limiting Section 1.3 hereof, during the Term of Employment, the Employee will not, without the prior written consent of the Board:

a. serve as a spokesperson, representative, employee, consultant, agent, officer, or member of any board of directors (or any similar governing body) for any for-profit business other than the Company;

b. serve as a spokesperson, representative, employee, owner, consultant, agent, officer, or member of any board of directors (or any similar governing body) for any business which is a supplier to the Company or which competes with the Company, in each case whether directly or indirectly;

c. own any equity or economic interest in any company that competes directly or indirectly with the Company, except that this does not preclude ownership of less than 5% of the outstanding equity securities of any public reporting company; or

d. promote or endorse at Company business functions any other organization(s) with which he may be associated or affiliated.

SECTION 2.

EMPLOYMENT TERM

2.1 Term. The term of the Employee’s employment under this Agreement commences on the Effective Date and shall continue for a period of two (2) years (the “Term of Employment”), subject to prior termination only as provided in this Agreement. The Term of Employment shall automatically renew for a period of one (1) year at the end of the second year, and after that the Term of Employment shall continue to automatically renew for periods of one (1) year without the need for any action by either Party, unless; (a) the Company provides the Employee with a written notice of non-renewal at least ninety (90) days prior to the end of the then-current Term of Employment, including any automatic renewal period (Notice of Non-Renewal); or (b) the Employee’s employment is otherwise terminated in accordance with Section 8 of this Agreement. After receiving a Notice of Non-Renewal, the Employee’s employment may be terminated earlier in accordance with the terms of Section 8 hereof.

2.2 Effect of Notice of Non-Renewal. Subject to termination under Section 8 hereof, if a Notice of Non-Renewal is given in accordance with Section 2.1 above, then (a) the term of employment under this Agreement will continue until the expiration of the notice period specified in the Notice of Non-Renewal, and (b) the Company may instruct the Employee not to come into the Company’s offices or to attend any of the Company’s business functions from the date of such notice through the last date of employment. The Employee’s following such instruction will not constitute Cause for termination or otherwise impair the Employee’s rights hereunder.

SECTION 3.

EMPLOYMENT

COMPENSATION

3.1 Base Salary. The base salary of the Employee for all of his services, duties and responsibilities to the Company and all of his agreements and covenants with or to the Company under this Agreement shall be at the annual rate of $300,000, which the Company shall pay to the Employee in equal installments in accordance with its normal payroll policies (the “Base Salary”).

a. Employee’s performance and salary shall be reviewed by the Company annually in accordance with the Company’s annual performance review process.

b. Employee’s Base Salary for any partial year will be prorated based upon the number of days elapsed in such year. Employee’s pay may be raised by the Company from time to time as the Company deems appropriate in its sole discretion, by way of an addendum or other documentation, without otherwise effecting this Agreement. Notwithstanding any pay increase, the employment of Employee shall be construed as continuing under this Agreement.

3.2 Annual Bonus. During his employment under this Agreement, the Employee is also eligible to participate in the Company’s annual executive bonus program at the CFO level (the “Executive Bonus Program”). The opportunity to earn a bonus and the amount of any bonus compensation under the Executive Bonus Program will be determined in accordance with criteria established by the Board or the Compensation Committee, which will comply with the requirements of Section 409A of the Internal Revenue Code, unless the payment of the bonus is exempt as not constituting a deferral of income. The Employee acknowledges that any bonus compensation under the Bonus Program will be discretionary, with the sole discretion resting with the Board or the Compensation Committee.

3.3 Payment and Reimbursement of Work-Related Expenses. During his employment under this Agreement, the Company shall pay or reimburse the Employee, in accordance with the applicable policies and procedures of the Company, for all reasonable travel and other reasonable expenses incurred by the Employee in performing his obligations under this Agreement, provided that the Employee properly accounts for such expenses in accordance with the regular policies of the Company.

3.4 Benefits. During his employment under this Agreement, the Employee shall be entitled to participate in or receive benefits under any employee-benefit plan or arrangement made available by the Company to its executive employees generally (including any medical, dental, short-term and long-term disability, life insurance and 401 (k) programs), subject to eligibility conditions or requirements and to the terms, conditions and overall administration of each of such plans and arrangements. Nothing in this Agreement will preclude the Company from amending or terminating any of the benefit plans or programs applicable to Employee as long as such amendment or termination is applicable to all similarly situated employees, without otherwise effecting this Agreement. Notwithstanding any change in benefits, the employment of Employee shall be construed as continuing under this Agreement.

3.5 Executive Vehicle Program. During his employment under this Agreement, Employee will be eligible to participate in the Company’s executive vehicle program, subject to all of its terms, regarding a vehicle with a lease cost to the Company of $1,000 per month, with auto liability insurance coverage (comprehensive, collision and liability) for the leased vehicle paid by the Company and all routine and necessary repairs to the leased vehicle paid for by the Company or reimbursed to the Employee, subject to approval by the Chief Executive Officer of the Company.

3.6 Vacation. During his employment under this Agreement, the Employee shall be entitled to 20 days of paid vacation annually, in accordance with the regular policies of the Company.

3.7 Tax Withholding. The Company may deduct from any compensation or other amount payable to the Employee under this Agreement social security (PICA) taxes and all federal, state, municipal, or other such taxes or governmental charges as may now be in effect or that may hereafter be enacted or required.

SECTION 4.

CONFIDENTIAL INFORMATION

4.1 Definition of “Confidential Information.”

a. “Confidential Information” means material, data, ideas, inventions, formulae, patterns, compilations, programs, devices, methods, techniques, processes, know how, plans (marketing, business, strategic, technical or otherwise), arrangements, pricing and/or other information of or relating to the Company (as well as its customers and/or vendors) that is confidential, proprietary, and/or a trade secret (a) by its nature, (b) based on how it is treated or designated by the Company, (c) such that its appropriation, use or disclosure would have a material adverse effect on the business or planned business of any of the Company, or (d) as a matter of law. All Confidential Information is the property of the Company, the appropriation, use and/or disclosure of which is governed and restricted by this Agreement.

b. Exclusions. Confidential Information does not include material, data, and/or information that (i) the Company has voluntarily placed in the public domain; (ii) has been lawfully and independently developed and publicly disclosed by third parties; (iii) constitutes the knowledge and skills gained by Employee during the Employment Period; or (iv) otherwise enters the public domain through lawful means; provided, however, that the unauthorized appropriation, use, or disclosure of Confidential Information by Employee, directly or indirectly, shall not affect the protection and relief afforded by this Agreement regarding such information.

4.2 Provision of Confidential Information. Irrespective of the term of employment, and in consideration of the Employee’s promises in Section 4.3 of this Agreement, the Company promises to immediately provide the Employee with access to Confidential Information, including (but not limited to) the new Confidential Information that the Company is separately and concurrently providing to the Employee. The Parties stipulate and agree that Employee has never before seen or had access to the new Confidential Information referenced herein.

4.3 Protection of Confidential Information. Both during and after the Employment Period, the Employee shall not in any manner, directly or indirectly: (i) appropriate, download, print, copy, remove, use, disclose, divulge, or communicate Confidential Information to any Person, including (without limitation) originals or copies of any Confidential Information, in any media or format, except for the Company’s benefit within the course and scope of the Employee’s employment or with the prior written consent of the CEO; or (ii) take or encourage any action which would circumvent, interfere with or otherwise diminish the value or benefit of Confidential Information to the Company. The Employee agrees to use his best efforts and utmost diligence to protect and safeguard the Confidential Information as prescribed in this Section 4. Notwithstanding any other provision of this Agreement, the Employee acknowledges his additional obligations to protect the secret, confidential, and/or privileged information of the Company in his role as CFO, in addition to any other obligations related to the terms of this Agreement.

4.4 Return and Review of Information.

a. Company Property. All Confidential Information and other information and property affecting or relating to the business of the Company within the Employee’s possession, custody or control, regardless of form or format, shall remain at all times the property of the Company.

b. Upon Request. At any time that the Company may request, during or after the Employment Period, the Employee shall deliver to the Company all Confidential Information and other information and property affecting or relating to the business of the Company within Employee’s possession, custody or control, regardless of form or format. Both during and after the Employment Period, the Company shall have the right of reasonable access to review, inspect, copy, and/or confiscate any Confidential Information within the Employee’s possession, custody or control.

c. Upon Termination. The Employee shall return to the Company all Confidential Information and other information and property affecting or relating to the business of the Company within the Employee’s possession, custody or control, regardless of form or format, without the necessity of a request, forthwith upon resignation or termination of Employee’s employment, regardless of whether the resignation or termination is voluntary, involuntary, for Cause or not for Cause.

4.5 Response to Third Party Requests. Upon receipt of any formal or informal request, by legal process or otherwise, seeking the Employee’s direct or indirect disclosure or production of any Confidential Information to any Person, the Employee shall promptly and timely notify the Company and provide a description and, if applicable, hand deliver a copy of such request to the Company. The Employee irrevocably nominates and appoints the Company, as the Employee’s true and lawful attorney-in-fact to act in the Employee’s name, place and stead to perform any act that the Employee might perform to defend and protect against any disclosure of Confidential Information.

SECTION 5.

NON-COMPETITION AND NON-SOLICITATION

5.1 Non-Competition and Non-Solicitation.

a. Non-Competition During Employment. During the Employment Period, the Employee shall not engage in any other business or employment which may detract from his full performance of his duties hereunder or which competes in any manner with the Company, and the Employee shall not directly or indirectly render any services of a business, commercial or professional nature, to any other Person without the Company’s prior written consent. Further, during employment, the Employee shall not directly or indirectly contact, solicit, entice, sponsor or accept any of the Associates into, or in any way promote to any such Associates opportunities in marketing programs of any direct sales company or organization other than the Company.

b. Non-Competition Post-Employment. During the Restricted Period, the Employee shall not directly or indirectly, on his own behalf or on the behalf of any other Person, engage in a Competing Business within the Geographic Area, including, without limitation, owning, taking a financial interest in, managing, operating, controlling, being employed by, being associated or affiliated with, being a spokesperson for, providing services as a consultant or independent contractor to, or participating in the ownership, management, operation or control of, any Competing Business; provided, however, that this Section 5.1(b) does not preclude ownership of less than 5% of the outstanding equity securities of any public reporting company.

c. Customer Non-Solicitation. During the Restricted Period, the Employee shall not in any manner, directly or indirectly, on his own behalf or on the behalf of any other Person, induce, solicit or attempt to induce or solicit any Customer, (i) to do business with a Competing Business, or (ii) to reduce, cease, restrict, terminate or otherwise adversely alter business or business relationships with the Company for the benefit of a Competing Business, regardless of whether the Employee initiates contact for that purpose.

d. Employee Non-Solicitation and No-Hire. During the Restricted Period, the Employee shall not directly or indirectly, on his own behalf or on behalf of any other Person, (i) solicit, recruit, persuade, influence, or induce, or attempt to solicit, recruit, persuade, influence, or induce any Person employed or otherwise retained by the Company (including, without limitation, any independent contractor or consultant), to cease or leave their employment or contractual or consulting relationship with the Company, regardless of whether the Employee initiates contact for such purposes, or (ii) hire, employ or otherwise attempt to establish, for any Person, any employment, agency, consulting, independent contractor or other business relationship with any Person who is or was employed or otherwise retained by the Company (including any independent contractor or consultant), for the benefit of a Competing Business.

5.2 Definitions. The following definitions are for the purposes of this Agreement, including (without limitation) this Section 5.

a. “Competing Business” means any business operation which engages in the business of providing glyco-nutrients that are the same or substantially similar to those that the Company manufactured, produced, provided, sold, and/or marketed during the Employee’s tenure with the Company, including the direct sale, network and/or multi-level marketing of dietary supplements.

b. “Customer” means (i) any Associate or other Person with whom or with which the Company has had any contract any time during this Agreement or any time during the one year period immediately preceding the Effective Date, and/or (ii) any customer, vendor, supplier, licensor or other Person in a business relationship with the Company, for which the Employee or employees working under the Employee’s supervision had any direct or indirect responsibility during the Employment Period.

c. “Geographic Area” means Dallas County, Texas.

d. “Restricted Period” means the Employment Period and the one year period commencing on the Termination Date, regardless of whether the Employee’s resignation or termination from the Company is voluntary or involuntary, for Cause or not for Cause. This time period shall be extended by one day for each day that Employee is determined to be in violation of Sections 4 and/or 5 of this Agreement, as determined by a court of competent jurisdiction.

5.3 Survival. This Section 5 shall survive the cessation or termination of the Employee’s employment under this Agreement, subject to the time and scope limitations set forth in this Section 5.

5.4 Substitution/Revision. If, at the time of enforcement of the restrictive covenants in this Section 5, a court holds that the restrictions stated in this Section 5 are unreasonable under circumstances then existing, then the maximum duration, scope or geographical area reasonable under such circumstances shall automatically be substituted for the stated duration, scope or geographic area and the court shall be allowed and is hereby requested to revise the restrictions contained herein to cover the maximum duration, scope and geographic area permitted by law. The covenants contained in Sections 5.1 (a), (b), (c), and (d) hereof are independent of and severable from one another.

SECTION 6.

NON-DISPARAGEMENT

6.1 Non-Disparagement. The Employee agrees that, both during and after the Employment Period, the Employee will not make any statements which would constitute libel, slander or disparagement of the Company or any of its directors, officers, shareholders, or affiliates, provided however, that the terms of this Section 6.1 shall not apply to communications between the Employee and, as applicable, the Employee’s attorneys or other Persons with whom or which communications would be subject to a claim of privilege existing under common law, statute or rule of procedure.

SECTION 7.

REMEDIES

7.1 Remedies. In the event of a breach of this Agreement by any Party, the aggrieved Party shall be entitled to all appropriate equitable and legal relief, including, but not limited to: (a) an injunction to enforce this Agreement or prevent conduct in violation of this Agreement; (b) damages incurred as a result of the breach; and (c) attorneys’ fees and costs incurred by the in enforcing the terms of this Agreement.

7.2 VENUE. THE PARTIES STIPULATE AND AGREE THAT THE EXCLUSIVE VENUE OF ANY PROCEEDING, INCLUDING ANY COURT PROCEEDING, UNDER THIS AGREEMENT, SHALL BE DALLAS COUNTY, TEXAS (THE “AGREED VENUE”).

SECTION 8.

TERMINATION OF EMPLOYMENT

8.1 Events of Termination. The Employee’s employment under this Agreement shall be terminated upon the earliest of the following occurrences:

a. within thirty (30) days of the Company giving Employee written notice of termination for Cause, provided, however, that the Company may terminate Employee’s employment effective immediately, within its sole discretion;

b. within thirty (30) days of the Company giving Employee written notice of termination without Cause;

c. within thirty (30) days of Employee giving the Company written notice of resignation for Good Reason;

d. within thirty (30) days of Employee giving the Company written notice of resignation without Good Reason, provided, however, that upon the Company’s knowledge of such notice, the Company may terminate Employee’s employment effective immediately, within its sole discretion;

e. immediately upon Employee’s death;

f. within thirty (30) days of the Company giving Employee written notice of termination due to Employee’s Disability, provided, however, that the Company may terminate Employee’s employment effective immediately, within its sole discretion; or

g. the Company giving Employee a written Notice of Non-Renewal in accordance with the requirements and time periods stated in Section 2 hereof.

Termination pursuant to Sections 8.1 (a), (b) (f) and (g) shall not take effect without approval by a majority vote of the Board.

8.2 Definitions of Disability, Cause, and Good Reason.

a. “Disability” means the Employee’s becoming incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board, renders or is expected to render the Employee mentally or physically incapable of performing the essential duties and services required hereunder, where (i) such incapacity has been determined to exist by the disability insurance carrier for the Company, or (ii) the Company has determined, based on competent professional advice, that such incapacity has continued or will continue for such period of time of at least 90 consecutive calendar days, or 180 non-consecutive calendar days within a calendar year.

b. “Cause” means any of the following:

i. the Company’s determination that the Employee has materially neglected, failed, or refused to render the services or perform any other of his duties or obligations in or under this Agreement (including, without limitation, because of any alcohol or drug abuse);

ii. the Employee’s material violation of any provision of or obligation under this Agreement;

iii. the Employee’s conviction for, or entry of a plea of no contest with respect to, any felony, or other crime that adversely affects or (in the Board’s reasonable judgment) may adversely affect the Company or the utility of the Employee’s services to the Company; or

iv. any other act or omission of the Employee involving fraud, theft, dishonesty, disloyalty, or illegality with respect to, or that harms or embarrasses or (in the Board’s reasonable judgment) may harm or embarrass, the Company or any of its subsidiaries, affiliates, customers, dealers or suppliers.

Notwithstanding any other provision of this Agreement, if the Company gives notice of termination for Cause under clauses i., ii., or iv. above in this Section 8.2(b), then the Employee at his sole option shall have sixty (60) days from the date of such notice to effect a cure or resolution of the reasons giving rise to the termination (the “Employee Remedy Period”), before the termination becomes effective. If the reasons giving rise to such termination are cured or resolved by the Employee within the Employee Remedy Period, then the termination will be deemed to be without Cause for the purposes of this Agreement, unless it is withdrawn by the Company by the end of the Employee Remedy Period.

c. “Good Reason” means any of the following:

i. the Company’s denial of compensation due and owing to Employee under this Agreement, where such denial is by any means, including but not limited to a material act or omission of fraud, theft, or dishonesty in the Company’s accounting practices or otherwise;

ii. the requirement by the Company that Employee be based anywhere other than Dallas County, Texas, except for intermittent travel which is reasonably necessary for Company business;

iii. the Company’s demotion of the Employee in title or pay, or the Company’s removal of a material portion of the Employee’s significant duties or responsibilities pursuant to this Agreement, without the Employee’s consent; or

iv. the Company’s breach of this Agreement.

Notwithstanding any other provision of this Agreement, if the Employee gives notice of resignation for Good Reason under clauses i., ii., iii., or iv.. above in this Section 8.2(c), then the Company at its sole option shall have sixty (60) days from the date of such notice to effect a cure or resolution of the reasons giving rise to the resignation (the “Company Remedy Period”), before the resignation becomes effective. If the reasons giving rise to such resignation are cured or resolved by the Company within the Company Remedy Period, then the resignation will be deemed to be without Good Reason for the purposes of this Agreement, unless it is withdrawn by the Employee by the end of the Company Remedy Period.

8.3 Effects of Termination.

a. Without Severance Pay. If the Employee’s employment under this Agreement is terminated (1) by the Company for Cause, (2) by reason of the Employee’s death, (3) by the Employee’s resignation without Good Reason, or (4) based on the Company’s Notice of Non-Renewal under Section 2 hereof, then all further rights of the Employee to employment and compensation and benefits from the Company under this Agreement will cease, except that the Company shall pay the Employee (or his estate, as the case may be) the following:

i. any amount of base salary earned by, but not yet paid to, the Employee through the Termination Date;

ii. any annual or other bonus, or portion thereof, that the Compensation Committee may deem to be earned by, but not yet paid to, the Employee through the Termination Date;

iii. all reimbursable expenses due but yet not paid, to the Employee as of the Termination Date, in accordance with this Agreement and Company policy on expense reimbursement;

iv. all benefits (or an amount equivalent thereto) that have been earned by or vested in, and are payable to, the Employee under, and subject to the terms of, the employee-benefit plans or arrangements of the Company in which the Employee participated through the Termination Date, in accordance with Section 3 hereof; and

v. an amount equal to all accrued and unused vacation, calculated in accordance with the Company’s vacation policies, practices, and procedures, through the Termination Date, in accordance with Section 3 hereof.

Except as otherwise provided below, any amount due under clauses i. and ii. above in this Section 8.3(a) shall be paid in the same manner and on the same date as would have occurred if the Employee’s employment under this Agreement had not ceased. Any amount due under clause iv. above in this Section 8.3(a) shall be paid in accordance with the terms of the employee-benefit plans or arrangements under which such amounts are due to the Employee. The amounts due under clause iii. and clause v. of this Section 8.3(a) shall be paid in accordance with the terms of the Company’s policies, practices, and procedures regarding reimbursable expenses and vacation, respectively. Also upon cessation or termination of employment hereunder (unless the Employee continues otherwise to be employed by the Company), the Employee shall resign or shall be deemed to have resigned from any position as an officer or director, or both, of any subsidiary or affiliate of the Company.

b. With Severance Pay. If the Employee’s employment under this Agreement is terminated (1) by the Company without Cause, (2) by the Employee’s resignation for Good Reason, or (3) on account of the Employee’s Disability, then all further rights of the Employee to employment and compensation and benefits from the Company under this Agreement will cease, except that the Company shall pay the Employee the following:

i. all payments and compensation stated in Section 8.3(a) herein;

ii. the greater of: (a) the Employee’s salary for a period of twelve (12) months, or (b) the Employee’s salary for the remainder of the then current term of this Agreement as provided in Section 2 hereof, as severance pay; and

iii. if the Employee elects continuation coverage (with respect to the Employee coverage and/or any eligible dependent coverage) under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA Continuation Coverage”) with respect to the Company’s group health insurance plan, the Employee shall be responsible for payment of the monthly cost of COBRA Continuation Coverage, provided however, that commencing six (6) months after the Termination Date, to the extent allowed by applicable law, the Company shall reimburse the Employee for the monthly cost of all COBRA Continuation Coverage (including the costs for the first six (6) months of COBRA Continuation Coverage), as required to be paid by similarly situated COBRA continues, as of the first payroll period for each month for which COBRA Continuation Coverage is provided in accordance with the Company’s normal payroll policies, until the earlier of (a) the expiration of such coverage under applicable law, or (b) the replacement of such coverage by Employee through a new business or employer.

Any amount due under clause ii(b) above in this Section 8.3(b) shall include the upcoming two year automatic renewal period, unless (1) the termination falls on or before the deadline for Notice of Non-Renewal under Section 2, and (2) such Notice of Non-Renewal has been issued by the Company. Any severance amounts paid will be based upon Employee’s then current salary as of the Termination Date and will be paid in equal installments and in accordance with the normal payroll policies of the Company, less applicable taxes, provided however, that severance payments under clause ii above in this Section 8.3(b) shall commence six (6) months after the Termination Date. All other terms of termination as stated in Section 8.3(a) shall apply upon a termination by the Company without Cause.

8.4 Post-employment Cooperation. Upon and for a period of six (6) months after the Termination Date, the Employee will cooperate fully with the Company in connection with (a) any matter related to the Company’s business and activities, by being available at mutually agreeable times, in person or by telephone, and without any unreasonable interference with his other activities, to provide such information as may from time to time be requested by the Company regarding various matters in which he was involved during his employment with the Company, and (b) any and all pending or future litigation or administrative claims, investigations, or proceedings involving the Company, including (without limitation) his meeting with the Company’s counsel and advisors at reasonable times upon their request, and providing testimony (in court or at depositions) that is truthful, and complete in accordance with information known to him. For all activities required of Employee under this Section 8.4, Employee shall be compensated at his then hourly rate, except to the extent prohibited by law.

SECTION 9.

REPRESENTATION BY EMPLOYEE

9.1 No Conflict. The Employee hereby represents and warrants to the Company that his execution of this Agreement and his performance of his duties and obligations hereunder will not conflict with, cause a default under, or give any party a right to damages under any other agreement or obligation to which the Employee is a party or is bound.

SECTION 10.

GENERAL

10.1 Governing Law. This Agreement shall be governed by, and enforced and construed under, the laws of the State of Texas, except to the extent preempted by federal law.

10.2 Binding Effect: Assignment. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, representatives, successors (including, without limitation, any successor as a result of a merger or similar reorganization) and assigns of the Parties, except that the Employee’s rights, benefits, duties and responsibilities hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

10.3 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given and received (a) when personally delivered or delivered by same-day courier, (b) on the third business day after mailing by registered or certified mail, postage prepaid, return receipt requested, or (c) upon delivery when sent by prepaid overnight delivery service, in any case addressed as follows:

If to the Employee:	Stephen D. Fenstermacher
715 Aberdeen Way Southlake, TX
76092

If to the Company:	Lead Director
Board of Directors Mannatech Incorporated 600 S.
Royal Lane, Suite 200 Coppell, TX 75019

A Party’s address may be changed from time to time by written notice to the other Party in accordance with this Section 10.3.

10.4 Prior Agreements Superseded. This Agreement supersedes all prior agreements between the Parties of any and every nature whatsoever, including (without limitation) agreements for additional compensation or benefits. All such prior agreements are null and void.

10.5 Duration. Notwithstanding the cessation or termination of Employee’s employment under this Agreement, this Agreement shall continue to bind the Parties for so long as any obligations remain under the terms of this Agreement.

10.6 Amendment; Waiver. No amendment to or modification of this Agreement, or waiver of any term, provision, or condition of this Agreement, will be binding upon a Party unless the amendment, modification, or waiver is in writing and signed by the Party to be bound. Any waiver by a Party of a breach or violation of any provision of this Agreement by the other Party shall not be deemed a waiver of any other provision or of any subsequent breach or violation.

10.7 Enforcement and Severability. The Parties intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of this Agreement is too broad to be enforced as written, the Parties intend for the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable, the provision shall be severed, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part of it, and the remaining provisions shall remain in full force and effect.

10.8 Subsidiaries Included. Wherever the “Company” is referred to in this Agreement, it shall include all subsidiaries of the Company as they may exist from time to time, even where the term “subsidiaries” is not explicitly stated in connection with such reference.

10.9 Certain Defined Terms; Headings. As used in this Agreement:

a. “business day” means any Monday through Friday other than any such weekday on which the executive offices of the Company are closed.

b. “Employment Period” means the term of Employee’s employment under this Agreement, from the Effective Date through the last date of Employee’s work for the Company under this Agreement, regardless of whether the termination is voluntary, involuntary, for Cause, or not for Cause.

c. “herein” “hereof” “hereunder” and similar terms are references to this Agreement as a whole and not to any particular provision of this Agreement.

d. “Person” means an individual, an independent contractor, a sole proprietor, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity, court, department, agency or political subdivision, or other individual, business, or governmental entity, as applicable.

e. “Termination Date” means the last day of the Employment Period.

In addition, the use herein of “annual” or “monthly” (or similar terms) to indicate a measurement period shall not itself be deemed to grant rights to Employee for employment or compensation for such period. The Section and other descriptive headings in this Agreement are only for convenience of reference and are not to be used to construe or interpret this Agreement or any of its provisions.

10.10 Employee Acknowledgment. The Employee affirms and attests, by signing this Agreement, that the Employee has read this Agreement before signing it and that the Employee fully understands its purposes, terms, and provisions, which the Employee hereby expressly acknowledges to be reasonable in all respects. The Employee further acknowledges receipt of one copy of this Agreement.

10.11 Section 409A Compliance. It is the intention of the Company and the Employee that this Agreement not result in unfavorable tax consequences to the Employee under Section 409A of the Code. The Company and the Employee acknowledge mat only limited guidance has been issued by the Internal Revenue Service with respect to the application of Code Section 409A to certain arrangements, such as this Agreement. It is expected by the Company and the Employee that the Internal Revenue Service will provide further guidance regarding the interpretation and application of Section 409A of the Code in connection with finalizing its recently proposed regulations. The Company and the Employee acknowledge further that the full effect of Section 409A of the Code on potential payments pursuant to this Agreement cannot be determined at the time that the Company and the Employee are entering into this Agreement. The Company and the Employee agree to work together in good faith in an effort to comply with Section 409A of the Code including, if necessary, amending the Agreement based on further guidance issued by the Internal Revenue Service from time to time, provided that neither party shall be required to assume an economic burden beyond what is already required by this Agreement.

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have duly entered into this Agreement as of the Effective Date.

EMPLOYEE:

/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher

Date: June 14, 2006

MANNATECH INCORPORATED

/s/ Sam Caster
Sam Caster
Chairman and Chief Executive Officer

Date: June 14, 2006